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Exhibit 99.2

TransMontaigne Inc. and Subsidiaries

Reconciliation of EBITDA and Operating Results for Debt Covenant Compliance to Net Earnings

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Total
Fiscal Year Ended June 30, 2003
Operating results for debt covenant compliance	$8,499	$14,948	$16,268	$21,825	$61,540
Gains recognized on beginning inventories—discretionary volumes held for immediate sale or exchange	—	12,644	—	—	12,644
Gains deferred on ending inventories—discretionary volumes held for immediate sale or exchange	—	(33,490)	33,490	(5,855)	(5,855)
Change in FIFO cost basis of base operating inventory volumes	—	—	—	(7,887)	(7,887)
Net margin recognized on sale of inventories—minimum volumes	—	—	18,854	—	18,854
Lower of cost or market write-downs on base operating inventory volumes	—	—	(12,412)	(23)	(12,435)
Lower of cost or market write-downs on inventories—minimum volumes	—	—	(633)	—	(633)

EBITDA	8,499	(5,898)	55,567	8,060	66,228
Depreciation and amortization	(4,256)	(4,293)	(4,851)	(5,971)	(19,371)
Interest expense, net	(3,224)	(2,967)	(3,759)	(4,469)	(14,419)
Other financing costs, net	(154)	966	(1,725)	(4,363)	(5,276)
Income tax benefit (expense)	(329)	4,633	(17,192)	368	(12,520)
Cumulative effect adjustment	—	(7,839)	—	—	(7,839)

Net earnings (loss)	$536	$(15,398)	$28,040	$(6,375)	$6,803

Fiscal Year Ended June 30, 2002
Operating results for debt covenant compliance	$28,824	$14,165	$20,425	$974	$64,388
Lower of cost or market write-downs on inventories—minimum volumes	(849)	(12,114)	—	—	(12,963)
Gain (loss) on disposition of assets	(1,295)	—	—	1,282	(13)

EBITDA	26,680	2,051	20,425	2,256	51,412
Depreciation and amortization	(4,282)	(4,024)	(4,143)	(4,107)	(16,556)
Interest expense, net	(2,789)	(2,757)	(3,577)	(2,714)	(11,837)
Other financing costs, net	(4,076)	(11)	1,384	(6,293)	(8,996)
Income tax benefit (expense)	(5,902)	1,801	(5,354)	3,990	(5,465)

Net earnings (loss)	$9,631	$(2,940)	$8,735	$(6,868)	$8,558

Fiscal Year Ended June 30, 2001
Operating results for debt covenant compliance	$14,344	$15,559	$16,524	$14,769	$61,196
Lower of cost or market write-downs on inventories—minimum volumes	(4,528)	(2,353)	(1,940)	(9,497)	(18,318)
Gain on disposition of assets	—	8	—	22,138	22,146

EBITDA	9,816	13,214	14,584	27,410	65,024
Depreciation and amortization	(4,847)	(4,821)	(4,927)	(4,915)	(19,510)
Interest expense, net	(3,561)	(3,795)	(4,289)	(3,570)	(15,215)
Other financing costs, net	(974)	(1,787)	(4,620)	(4,914)	(12,295)
Income tax expense	(165)	(1,068)	(284)	(5,149)	(6,666)

Net earnings	$269	$1,743	$464	$8,862	$11,338

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TransMontaigne Inc. and Subsidiaries Reconciliation of EBITDA and Operating Results for Debt Covenant Compliance to Net Earnings